INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is dated as of _________________, 2020, and is between Kraton Corporation, a corporation incorporated under the laws of Delaware (the “Company”), and _________________ (“Indemnitee”).
RECITALS
A. Indemnitee’s service to the Company substantially benefits the Company.
B. Individuals are reluctant to serve as directors or officers of corporations or in certain other capacities unless they are provided with adequate protection through insurance or indemnification against the risks of claims and actions against them arising out of such service.
C. In order to induce Indemnitee to provide services to the Company, the Company’s certificate of incorporation and bylaws require the Company to indemnify, and to advance expenses on behalf of, its directors and officers from and against liabilities and expenses they incur in their capacities as such, as permitted by applicable law, and such indemnification is not exclusive of any other rights to indemnification and advancement of expenses.
D.  Indemnitee does not regard the protection currently provided by applicable law, the Company’s certificate of incorporation and bylaws and any insurance as adequate under the present circumstances, and Indemnitee may not be willing to serve as a director or officer without additional protection.
E. This Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s certificate of incorporation and bylaws, and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee thereunder. However, to the extent that the provisions of this Agreement confer on Indemnitee broader rights to indemnification and advancement of Expenses (as that term is defined below) than are provided for in the Company’s certificate of incorporation or bylaws, the provisions of this Agreement shall control.
Now, therefore, in consideration of the premises and the covenants contained herein, the sufficiency of which consideration is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Definitions.
(a)“Acquisition Transaction” means any merger, amalgamation, take-over bid, arrangement, recapitalization, consolidation, liquidation, wind-up, dissolution, share exchange, tender offer, material sale of assets or similar transaction between or among the Company and one or more third parties.
(b)“Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise.
(c) “DGCL” means the General Corporation Law of the State of Delaware, as may be amended.

(d) “Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.
(e)“Expenses” include all reasonable attorneys’ fees or other professional fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond or other appeal bond or their equivalent, and (ii) for purposes of Section 11(d), Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company. Expenses shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(f)“Independent Counsel” means a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(g)“Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom, and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was a director or officer of the Company, (ii) any action taken by Indemnitee or any action or inaction on Indemnitee’s part while acting as a director or officer of the Company, or (iii) the fact that he or she is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement.
(h)Reference to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, trustee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, trustee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted honestly and in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2.Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted honestly and in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to any criminal Proceeding that is enforced by a monetary penalty, had no reasonable grounds to believe that his or her conduct was unlawful. For the avoidance of doubt, the indemnity provide in this Section 2 shall also apply to any liability to Indemnitee for wages to employees pursuant to the DGCL and any other liabilities arising by operation of statute and incurred by or imposed upon the Indemnitee in relation to the affairs of the Company as a result of the Indemnitee’s Corporate Status.
3.Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted honestly and in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to any criminal Proceeding that is enforced by a monetary penalty, had no reasonable grounds to believe that his or her conduct was unlawful. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court of competent jurisdiction (from which no further appeal may be had) to be liable to the Company, unless and only to the extent that the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the court shall deem proper.
4.Indemnification for Expenses of a Witness. In furtherance and not by way of limitation of the indemnity rights provided hereunder, the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee to the extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
5.Additional Indemnification.
(a)In furtherance and not in limitation of the above, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the Proceeding or any claim, issue or matter therein.
(b)For purposes of Section 5(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i)the fullest extent permitted by any provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and
(ii)the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
6.Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):
(a)for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid, subject to any subrogation rights set forth in Section 14;
(b)initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its stockholders, directors, officers, employees, agents or other indemnitees, unless (i) the Company’s board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Proceeding asserts a claim against the Company and/or its board of directors to enforce Indemnitee’s rights under this Agreement, (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iv) otherwise authorized in Section 11(d) or (v) otherwise required by applicable law;
(c)in connection with any claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or
(d)if prohibited by applicable law.
7.Advances of Expenses. The Company shall advance, to the extent not prohibited by applicable law, the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, and such advancement shall be made as soon as reasonably practicable, but in any event no later than 30 days, after the receipt by the Company of a written statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, references to legal work performed or to expenditures made whose disclosure might put at risk any of Indemnitee’s privileges or protections shall not be included with the invoice). Advances shall be unsecured and interest free and made without regard to Indemnitee’s ability to repay such advances. Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 7 shall not apply to the extent advancement is prohibited by law and shall not apply to any Proceeding for which indemnity is not permitted under this Agreement.
8.Procedures for Notification and Defense of Claim.
(a)Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice thereof. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights.
(b)If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially reasonable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
(c)In the event the Company may be obligated to provide any indemnity to Indemnitee in connection with a Proceeding, Indemnitee shall have the express right to retain legal counsel of its choice to represent Indemnitee’s interests in connection with said Proceeding, and the Company shall advance to Indemnitee in accordance with the terms of this Agreement the Expenses incurred by Indemnitee in connection therewith. If the Company and Indemnitee conclude that it would not create any conflict of interest, Indemnitee may request that the Company’s legal counsel assume the representation of Indemnitee in connection with the Proceeding, and the Company shall grant said request and bear all of the attorneys’ fees and costs of said representation.
(d)Indemnitee shall provide the Company with 10 days’ written notice before settling a Proceeding (or any part thereof).
(e)The Company shall not settle any Proceeding (or any part thereof) for which Indemnitee is entitled to indemnification hereunder as it relates to Indemnitee, without Indemnitee’s prior written consent, which shall not be unreasonably withheld.
9.Procedures upon Application for Indemnification.
(a)To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding. The Company shall, as soon as reasonably practicable after receipt of such a request for indemnification, advise the Company’s board of directors that Indemnitee has requested indemnification.
(b)Upon written request by Indemnitee for indemnification pursuant to Section 9(a), a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by the Company’s board of directors, which determination shall be delivered to Indemnitee in writing. If Indemnitee is a director or officer at the time of such determination, such determination shall be made: (i) by a majority vote of the directors who are not parties to such Proceeding (“Disinterested Directors”), even though less than a quorum; (ii) by a committee of directors designated by majority vote of Disinterested Directors, even though less than a quorum; (iii) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion; or (iv) by the stockholders of the Company. If the Company’s board of directors (or a committee thereof) determines that Indemnitee is not entitled to indemnification, then upon written request by Indemnitee, Independent Counsel shall make such determination in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made promptly, and in any event within 30 days, upon the receipt of a written request from Indemnitee pursuant to Section 9(a). If determination whether Indemnitee is entitled to indemnification pursuant to this Section 9(b) is required, and the Company fails to respond within 30 days to a written request from Indemnitee seeking such indemnification pursuant to Section 9(a), the Company shall be deemed to have approved such request. Indemnitee shall cooperate with the Company’s board of directors or the Independent Counsel making such determination, as applicable, with respect to Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the Company’s board of directors or the Independent Counsel, as applicable, shall be borne by the Company, to the extent permitted by applicable law.
(c)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b), then the Independent Counsel shall be selected as provided in this Section 9(c). The Independent Counsel shall be selected by the Company’s board of directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. The Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection must be made in good faith and may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(b) hereof. Upon the due commencement of any proceeding pursuant to Section 11(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(d)The Company agrees to pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
10.Presumptions and Effect of Certain Proceedings.
(a)[In making a determination with respect to entitlement to indemnification hereunder, the Independent Counsel making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption if the Company objects to Indemnitee’s request for indemnification under this Agreement.]
(b)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act honestly, in good faith and in a manner which he or she reasonably believed to be in the best interests of the Company or, with respect to any criminal or administrative Proceeding that is enforced by a monetary penalty, that Indemnitee had reasonable grounds to believe that his or her conduct was unlawful.
(c)For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith to the extent Indemnitee relied in good faith on (i) the records or books of account of the Enterprise, including financial statements, (ii) information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, (iii) the advice of legal counsel for the Enterprise or its board of directors or counsel selected by any committee of the board of directors or (iv) information or records given or reports made to the Enterprise by an independent certified public accountant, an appraiser, investment banker or other expert selected by the Enterprise or its board of directors or any committee of the board of directors. The provisions of this Section 10(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
(d)Neither the knowledge, actions nor failure to act of any other director, officer, agent or employee of the Enterprise shall be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.
11.Remedies of Indemnitee.
(a)Subject to Section 11(e), in the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 or 11(d) of this Agreement, (iii) determination of entitlement to indemnification is not timely made pursuant to Section 9 of this Agreement, (iv) payment of indemnification that Indemnitee is entitled to pursuant to this Agreement is not made within 30 days after receipt by the Company of a written request therefor, or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification and/or advancement of Expenses. [Alternatively, Indemnitee, in his or her sole discretion, may seek an award in arbitration with respect to his or her entitlement to such indemnification or advancement of Expenses under this Agreement, to be conducted by a single arbitrator pursuant to the then existing National Arbitration Rules of the American Arbitration Association. Upon request by Indemnitee, the Company shall participate in said arbitration and shall waive its right to pursue any litigation relating to this Agreement or the subject matter hereof in any court or tribunal (other than the arbitration proceeding).] (The judicial [and arbitration] proceedings referenced in this Section 11(a) shall be referred to hereinafter jointly as the “Enforcement Proceeding.”)
(b)Neither (i) the failure of the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders that Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, the Company shall, to the fullest extent not prohibited by law, have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
(c)To the fullest extent not prohibited by law, the Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)To the extent not prohibited by law, the Company shall indemnify Indemnitee against all Expenses that are incurred by Indemnitee in connection with any action for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company to the extent Indemnitee is successful in such action, and, if requested by Indemnitee, shall (as soon as reasonably practicable, but in any event no later than 30 days, after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, subject to the provisions of Section 7.
(e)Notwithstanding anything in this Agreement to the contrary, no determination as to Indemnitee’s entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.
12.Contribution.
(a)Whether or not the indemnification provided in Sections 2, 3 and 5 hereof is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such a Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(b)Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(c)The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
(d)To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (ii) the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.
13.Non-exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s certificate of incorporation or bylaws, any agreement, a vote of stockholders or a resolution of directors, insurance or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s certificate of incorporation and bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
14.Primary Responsibility.
(a) The Company acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided under policies obtained by the Company (collectively, the “Secondary Indemnitors”). The Company acknowledges that, as between the Company and the Secondary Indemnitors, the Company is primarily responsible for amounts required to be indemnified or advanced under the Company’s certificate of incorporation, bylaws and/or this Agreement, and any obligation of the Secondary Indemnitors to provide indemnification or advancement for the same amounts is secondary to those Company obligations. The Company waives any right of contribution or subrogation against the Secondary Indemnitors with respect to the indemnification and advancement amounts for which the Company is primarily responsible under this Section 14.

(b) In the event of any payment by the Secondary Indemnitors of amounts otherwise required to be indemnified or advanced by the Company under the Company’s certificate of incorporation or bylaws or this Agreement, the Secondary Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee for indemnification or advancement of Expenses under the Company’s certificate of incorporation or bylaws and/or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid. The Secondary Indemnitors are express third-party beneficiaries of the terms hereof.
(c) If any Secondary Indemnitor is or was a party or is threatened to be made a party to or is otherwise involved in (including, without limitation, as a witness or responding to discovery) any Proceeding, and such Secondary Indemnitor’s involvement in the Proceeding arises from the Indemnitee’s Corporate Status, or from such Secondary Indemnitor’s financial interest (whether through equity, debt or otherwise) in or control or alleged control of the Company or any Enterprise, then such Secondary Indemnitor shall be entitled to all of the indemnification rights and remedies (including, without limitation, the advancement of Expenses), and shall to the extent indemnified hereunder undertake the obligations, of the Indemnitee under this Agreement to the same extent as the Indemnitee. The Company and Indemnitee agree that the Secondary Indemnitors are express third-party beneficiaries of the terms hereof. Notwithstanding anything contained herein to the contrary, no Secondary Indemnitor shall be entitled to indemnification or advancement of Expenses under this Agreement to the extent such Secondary Indemnitor is involved in a Proceeding solely in its capacity as a stockholder of, or as a result of its financial interest in, the Company.
15.No Duplication of Payments. Subject to any subrogation rights set forth in Section 14, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.
16.Insurance. The Company shall maintain an insurance policy or policies providing liability insurance for directors and officers of the Company, and Indemnitee shall be covered by such policy or policies to the same extent as the most favorably-insured persons under such policy or policies in a comparable position. The Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies, and the Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. In the event the aforementioned insurance policy or policies are discontinued for any reason, or in the event of a consummation of an Acquisition Transaction, the Company shall purchase, maintain and administer, or cause to be purchased, maintained and administered, for a period of six years after such discontinuance or Acquisition Transaction, as the case may be, insurance for the benefit of the Indemnitee on a “run-off” basis, on such terms as the Company then maintains in existence for its directors and officers, to the fullest extent permitted by law, and the Company shall provide a copy of such policy to the Indemnitee, provided, however, that in no event shall the Company be required to expend an amount in excess of 300% of the annual amount paid by the Company at the time of such discontinuance or Acquisition Transaction for such insurance.
17.Deductible. If for any reason whatsoever, any directors’ and officers’ liability insurer asserts that the Indemnitee is subject to a deductible under any existing or future directors’ and officers’ liability insurance purchased and maintained by the Company for the benefit of the Indemnitee, the Company shall pay the deductible for and on behalf of the Indemnitee.
18.Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than with respect to any Secondary Indemnitor), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
19.Inducement to Indemnitee. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed herein in order to induce Indemnitee to serve as a director and/or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve in any such capacity. In consideration of the Company’s agreement to discharge its obligations under this Agreement, Indemnitee agrees to serve as a director or officer of the Company (as applicable) or, at the request of the Company, as a director or officer of another Enterprise, for so long as Indemnitee is duly elected, appointed, employed or provides services to the Company, or until Indemnitee tenders his or her resignation or is removed from such position. Indemnitee may at any time and for any reason resign from such position.
20.Duration. This Agreement shall continue until and terminate upon the later of (a) 10 years after the date on which Indemnitee last ceases to serve as a director or officer of the Company or of any other Enterprise, as applicable; (b) one year after the final termination of any Proceeding, including all appeals in connection therewith; or (c) one year after the final termination of any Enforcement Proceeding, including all appeals in connection therewith.
21.Successors. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor as a result of an Acquisition Transaction or otherwise to all or substantially all of the business or assets of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by Acquisition Transaction or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
22.Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
23.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s certificate of incorporation and bylaws.

24.Modification and Waiver. No supplement, modification or amendment to this Agreement shall be binding unless in a writing executed by the parties hereto. No amendment, alteration or repeal of this Agreement shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.
25.Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(a)if to Indemnitee, to Indemnitee’s address, facsimile number or electronic mail address as shown on the signature page of this Agreement, or at such other address as Indemnitee shall have furnished to the Company; or
(b)if to the Company, to the attention of the General Counsel or then most senior legal officer, Kraton Corporation, Legal Department, 15710 John F. Kennedy Blvd., Suite 300, Houston, TX 77032[, or by electronic mail to [insert email address]].
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, (iv) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
26.Applicable Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware applicable therein excluding that body of law relating to conflict of laws.
27.Independent Legal Advice. The Indemnitee acknowledges that he or she has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnitee has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnitee is entering into this Agreement with full knowledge of the contents of this Agreement, of the Indemnitee’s own free will and with full capacity and authority to do so.
28.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Facsimile or other electronically-transmitted signatures shall be treated as originals and shall bind the signatories to the terms of this Agreement.
29.Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
(Signature Page Follows)

The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.
KRATON CORPORATION
_______________________________________
Name:
Title:

INDEMNITEE

________________________________________
Name:
Title:

(Street address)

(City, Province/State and Postal Code/ZIP)

[Signature page to Kraton Corporation Indemnification Agreement]